Glowpoint and SharedLabs Agree to Terminate Merger Agreement

DENVER, CO, April 29, 2019 - Glowpoint, Inc. (NYSE American: GLOW) (“Glowpoint” or the “Company”), a managed service provider of video collaboration and network applications, announced today that it has agreed with SharedLabs, Inc. (“SharedLabs”) to terminate their previously announced merger agreement effective as of April 28, 2019. The Company, Glowpoint Merger Sub Inc. and SharedLabs entered into a Mutual Termination Agreement (the “Termination Agreement”), which provides for, among other things, (i) the termination of the Merger Agreement, (ii) the reservation of all rights by the Company and Glowpoint Merger Sub Inc. under the Merger Agreement, applicable law or otherwise, with respect to any claims now existing or hereafter arising out of or related to the Merger Agreement, and (iii) the release by SharedLabs of the Company and Glowpoint Merger Sub Inc. and certain of their affiliates from any claims up to the effective time of the Termination Agreement.

The execution of the Termination Agreement follows the delivery by the Company to SharedLabs of a Notice of Breach and Reservation of Rights, dated April 12, 2019, which provided that SharedLabs was in breach of certain of its agreements and certain of its representations and warranties under the Merger Agreement and that, as a result, the Company was entitled to terminate the Merger Agreement on or before May 12, 2019. SharedLabs has agreed to work with the Company in good faith to reach a resolution with respect to the Company’s rights in connection with the termination of the Merger Agreement, including the payment by SharedLabs of fees and expenses in connection therewith. To the extent it is necessary, the Company expects to utilize available legal remedies in order to pursue the payment by SharedLabs of any such amounts.

“As we move forward, as previously announced, we have taken steps to ensure compliance with the NYSE American’s continued listing standards, while maintaining a debt free balance sheet” said Peter Holst, President and CEO of Glowpoint. “We are encouraged by recent capital markets activity and heightened market awareness in both video and unified communications and intend to use our expertise, along with an excellent reputation for delivering managed services to the Enterprise, to explore potential opportunities for growth in this sector.”

About Glowpoint

Glowpoint, Inc. (NYSE American: GLOW) is a managed service provider of video collaboration and network applications. Our services are designed to provide a comprehensive suite of automated and concierge applications to simplify the user experience and expedite the adoption of video as the primary means of collaboration. Our customers include Fortune 1000 companies, along with small and medium sized enterprises in a variety of industries. To learn more please visit www.glowpoint.com.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Glowpoint assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Glowpoint’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding the effect of the Termination Agreement, the pursuit by Glowpoint for the payment of damages by SharedLabs as a result thereof and opportunities for the Company’s future growth. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2018 and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Glowpoint’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Glowpoint can give no assurance that its future results will be as estimated. Glowpoint does not intend to, and disclaims any obligation to, correct, update or revise any information contained herein.

INVESTOR CONTACT:

Investor Relations

Glowpoint, Inc.
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